CHASE VISTA FUNDS
                                   CHASE FUNDS

                                 Code of Ethics



I.       Introduction.
         ------------

                  The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of Mutual Fund Group, Mutual Fund Trust, Mutual Fund Select Group, Mutual Fund Select Trust, Mutual Fund Variable Annuity Trust, Mutual Fund Investment Trust, Mutual Fund Master Investment Trust, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio and the series thereof (collectively, the "Funds") from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics is required by paragraph (c) of the Rule. A copy of the Rule is attached to this Code of Ethics as Appendix 1.

                  Access Persons of the Funds, in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of the Funds. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the Funds, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of the Funds' trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of the Funds. While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.


II.      Definitions.
         -----------

                  In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

1. "Access Person" means any trustee, officer or "advisory person" of the Funds. A list of the Funds' Access Persons is attached as Appendix 2 to this Code of Ethics and will be updated from time to time.

2. "Advisory person" means (a) any employee of the Funds or of any company in a control relationship to the Funds, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a "Covered Security" by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Funds who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of "Covered Securities".

3. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended, a copy of which is included as Appendix 3. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

4. "CFD" means CFD Fund Distributors, Inc., the Chase Funds' principal underwriter.

5. "CFD Code" means the Code of Ethics adopted by CFD and approved by the Board.

6. "Chase" means The Chase Manhattan Bank and certain of its affiliates that act as investment adviser and sub-adviser to the Funds.

7. "Chase Code" means the Employee Investment Transaction Policy adopted by Chase and approved by the Board.

8. "Control" has the meaning set forth in Section 2(a)(9) of the Act.

9. "Covered Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies. A high-quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

10. "Independent trustee" means a trustee of the Funds who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

11. "Investment Personnel" of the Funds means (a) any employee of the Funds (or of any company in a control relationship to the Funds) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds and
(b) any natural person who controls the Funds and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Funds.

12. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

13. "Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), 4(6) or Rule 504, 505 or 506 under the Securities Act of 1933.

14. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

15. "State Street" means State Street Research & Management Company, which acts as an investment sub-adviser to the Strategic Income Fund series of Mutual Fund Group.

16. "State Street Code" means the Code of Ethics adopted by State Street and approved by the Board.

17. "VFD" means Vista Fund Distributors, Inc., the Chase Vista Funds' principal underwriter.

18. "VFD Code" means the Code of Ethics adopted by VFD and approved by the Board.


III. Restrictions Applicable to Directors, Officers and Employees of Chase, State Street, VFD and CFD.
--------------------------------------------------------------------------------

1. All Directors, officers and employees of Chase's investment advisory companies, State Street, VFD and CFD shall be subject to the restrictions, limitations and reporting responsibilities set forth in the Chase Code, State Street Code, VFD Code and CFD Code, respectively, as if fully set forth herein.

2. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections IV. and V. below.


IV.       Prohibitions; Exemptions.
          ------------------------

1.       Prohibited Purchases and Sales.
         ------------------------------

A. No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

              (1)      is being considered for purchase or sale by a Fund; or

              (2)      is being purchased or sold by a Fund.

2.       Exemptions From Certain Prohibitions.
         ------------------------------------

A. The prohibited purchase and sale transactions described in paragraph IV.1 above do not apply to the following personal securities transactions:

(1) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(2) purchases or sales which are non-volitional on the part of either the Access Person or the Funds;

(3) purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

(4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

(5) any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

(6) any purchase or sale which the Compliance Officer of Chase (as defined in the Chase Code) approves on the grounds that its potential harm to the Funds is remote.

3.       Prohibited Recommendations.
         --------------------------

                  An Access Person may not recommend the purchase or sale of any Covered Security to or for the Funds without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

A. any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

B. any contemplated purchase or sale by such person of a Covered Security;

C. any position with such issuer or its affiliates; or

D. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

4. Pre-approval of Investments in Initial Public Offerings or Limited Offerings.
-------------------------------------

                  A. No Investment Personnel shall purchase any security (including, but not limited to, any Covered Security) issued in an initial public offering ("IPO") or a Limited Offering unless an officer of the Funds approves the transaction in advance. The Funds' Secretary shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.

V.       Reporting.
         ---------

1. Initial Holdings Reports.

                  No later than ten (10) days after a person becomes an Access Person, he or she must report to the Funds the following information:

(i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(iii)    the date that the report is submitted by the Access Person.

N.B. - The first report under this provision is not due until September 1, 2000.

                  2.       Quarterly Reporting.
                           -------------------

                  A. Every Access Person shall either report to the Funds the information described in paragraphs B and C below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below.

                  B. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

                  (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (3) the price at which the transaction was effected;

                  (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

                  (5) the date that the report is submitted by the Access Person; and

                  (6) a description of any factors potentially relevant to an analysis of whether the Access Person may have a conflict of interest with respect to the transaction, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by the Fund.

                  C. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, no later than 10 days afer the end of a calendar quarter, an Access Person shall provide a report to the Funds containing the following information:

(1) the name of the broker, dealer or bank with whom the Access Person established the account;

(2) the date the account was established; and

(3) the date that the report is submitted by the Access Person.

                  D. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Funds.

                  3.       Annual Reporting.
                           ----------------

                  A. Every Access Person shall report to the Funds the information described in paragraph B below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

                  B. Annually, within 30 days of the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

(1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(3) The date that the report is submitted by the Access Person.

4. Exceptions to Reporting Requirements.

                  A. An Access Person is not required to make a report otherwise required under paragraphs 1, 2 or 3 above with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, however, that if the Access Person is relying upon the provisions of this paragraph 4(A) to avoid making such a report, the Access Person shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

                  B. An independent trustee of the Funds who would be required to make a report pursuant to paragraphs 1, 2 or 3 above solely by reason of being a trustee of the Funds is not required to make an initial holdings report under paragraph 1 above and an annual report under paragraph 3 above, and is only required to make a quarterly report under paragraph 2 above if the independent trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling the independent trustee's official duties as a trustee of the Funds, should have known that (a) a Fund has engaged in a transaction in the same security within the last 15 days or is engaging or going to engage in a transaction in the same security within the next 15 days, or (b) a Fund or Chase or State Street has within the last 15 days considered a transaction in the same security or is considering a transaction in the same security or within the next 15 days is going to consider a transaction in the same security.

                  5.       Annual Certification.
                           --------------------

                  A. All Access Persons are required to certify that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph A is attached to this Code of Ethics as Appendix 4.

                  B. The Funds, Chase, State Street, VFD and CFD shall prepare an annual report to the Board of Trustees of the Funds to be presented at the first regular meeting of the Board after March 31 of each year and which shall:

                  (1)  Summarize   existing   procedures   concerning   personal
investing, including preclearance policies and the monitoring of personal investment activity after preclearance has been granted, and any changes in the procedures during the past year;

                  (2) describe any issues arising under the Code of Ethics or procedures since the last report to the Board including, but not limited to, information about any material violations of the Code of Ethics or procedures and the sanctions imposed during the past year;

                  (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

                  (4) contain such other information, observations and recommendations as deemed relevant by the Funds, Chase, State Street, VFD and CFD; and

                  (5) certify that the Funds, Chase, State Street, VFD and CFD have adopted Codes of Ethics with procedures reasonably necessary to prevent Access Persons from violating the provisions of Rule 17j-1(b) or this Code.

           6.       Notification of Reporting Obligation and Review of Reports.
                    ----------------------------------------------------------

                  Each Access Person shall receive a copy of this Code of Ethics and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion to the Funds' Secretary who shall review such reports.

                  7.       Miscellaneous.
                           -------------

                  A. Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.


VI.      Confidentiality.
         ---------------

                  No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Funds) any information regarding securities transactions by the Funds or consideration by the Fund or Chase or State Street of any such securities transaction.

                  All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


VII.     Sanctions.
         ---------

                  Upon discovering a violation of this Code of Ethics, the Board of Trustees of the Funds may impose any sanctions it deems appropriate, including a letter of censure, the suspension or termination of any trustee, officer or employee of the Funds, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.


Dated:   July 25, 2000

                                   Appendix 1

                           Rule 17j-1 under the 1940 Act

                                   Appendix 2


                  The following are "Access Persons" for purposes of the foregoing Code of Ethics:

                  Name                                                 Title

                                   Appendix 3

               Rule 16a-1(a)(2) under the Securities Exchange Act

                                   Appendix 4


                               CERTIFICATION FORM


                  This is to certify that I have read and understand the Code of Ethics of Chase Vista Funds and Chase Funds dated July 25, 2000, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

                  This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.


                  Please sign your name here: ___________________________


                  Please print your name here: ___________________________


                  Please date here:            ___________________________



                  Please sign two copies of this Certification Form, return one copy to Colleen McCoy and retain the other copy, together with a copy of the Code of Ethics, for your records.

                                Chase Vista Funds

                  Code of Ethics for The Chase Manhattan Bank,
                        Chase Asset Management, Inc. and
                     Chase Asset Management (London) Limited


This code applies to all employees of Global Asset Management & Private Banking (GAM&PB), including but not limited to: The Chase Manhattan Bank, Chase Asset Management, Inc., and Chase Asset Management (London) Limited. Some areas within GAM&PB are subject to specific statutes and regulations (such as the Investment Advisers Act of 1940 or the NASD's Fair Trade Practices) that cannot be reasonably addressed herein. Compliance responsibility for these policies, and applicable statutes and regulations, is vested in each relevant business unit.


TRUST WALL WITHIN GAM&PB

The GAM&PB "Trust Wall" prohibits exchanging material nonpublic information regarding publicly traded securities between the investment management and trust units of GAM&PB (which are referred to as fiduciary units of GAM&PB, although the standards of conduct that apply, for example, to trust and agency activities may differ) and other units of GAM&PB and Chase (referred to as nonfiduciary units). Fiduciary activities must be conducted by GAM&PB without reliance on inside information regarding issuers of securities, including information generated in nonfiduciary areas of GAM&PB or other nonfiduciary business units which may have contact with insiders. The Trust Wall also restricts information regarding fiduciary investment decisions from flowing to nonfiduciary areas. The Trust Wall cannot be solely a system of internal controls or a physical barrier. Only the highest ethical standards of behavior will demonstrate the true independence of GAM&PB from other areas of Chase that possess information that could have an impermissible influence upon investment decisions. The primary responsibility for enforcing the Trust Wall lies with the employees of GAM&PB.

GAM&PB   employees   primarily   engaged  in fiduciary activities:


o May not have access to files or reports, which may contain nonpublic information concerning an issuer of securities, that have been prepared by any lending, corporate finance, credit or any other nonfiduciary areas anywhere within Chase (including GAM&PB);

o May not attend any meeting in which nonfiduciary employees and Chase clients or prospective clients are present, if such clients or prospective clients issue or may issue publicly traded securities, except where the sole purpose of the meeting is to seek a new relationship or maintain an existing business relationship; o

o May not serve on any committee responsible for business activities on the lending, corporate finance or credit (commercial) side of the Wall; and

o May not have responsibility for, or participate in, the structuring of specific transactions for corporate finance clients.

All GAM&PB employees should use sound judgment to guide their conversations in formal and informal situations, especially in the presence of Chase employees who may be engaged in lending, corporate finance or credit activities. GAM&PB unit managers may designate GAM&PB employees to provide general industry reports or studies to non-GAM&PB departments, but in no event may any confidential investment information relating to GAM&PB fiduciary accounts be shared with employees of lending, corporate finance or credit areas.

The use of any database of customer information, which has been developed to assist the account and other line officers in identifying and qualifying customers for cross-selling opportunities, to influence trading activities in employee or employee-related accounts, is prohibited and subject to sanctions. (See Trading and Investment Guidelines, section on General Policies Pertaining to Investments.)

PROCEDURES TO BE FOLLOWED IN THE EVENT OF AN EMPLOYEE IS IN POSSESSION OF INSIDE INFORMATION

In the event any GAM&PB employee believes he or she is in possession of material nonpublic information regarding an issuer of securities, the responsible senior executive of the respective GAM&PB business unit should be advised immediately. The responsible senior executive should then consult with the Private Banking Executive, GAM&PB Compliance, the Legal Department or Corporate Compliance and, if it appears that the GAM&PB employee may be in possession of material nonpublic information concerning an issuer, promptly take the following steps:

o Halt all trading and recommendations in the securities of the pertinent issuer by those persons who may be in possession of such information;

o Attempt to ascertain the validity and nature of the nonpublic information; and

o Notify GAM&PB Compliance who will, in turn, consult with the Legal Department and Corporate Compliance for advice before transactions or recommendations in the issuer's securities are resumed.

The employees who are deemed to be in possession of material nonpublic information are prohibited from trading such securities in any accounts.

PERSONAL TRADING POLICIES AND PROCEDURES

The primary  principle  underlying  Chase's  policy for  avoiding  conflicts  of interest  is that  employees  must never  permit  their  personal  interests  to conflict or appear to conflict with the interests of Chase or its clients. In the context of personal trading, this principle means that employees have a duty to place the interests of managed accounts first and to abstain from taking inappropriate advantage of their positions. Potential conflicts arising from personal investment activities include buying or selling securities based on knowledge of Chase's or a client's trading position or plans (sometimes referred to as front-running), acceptance of personal favors that could influence employee trading judgments on behalf of clients (such as could in some circumstances arise if an employee were given the opportunity on a preferential basis to participate in initial public offerings or private securities transactions), acceptance of gifts of more than de minimis value and serving on the board of a publicly traded company. In addition, short-term trading can give rise to the appearance of a conflict of interest. While these policies are designed to address identified conflicts and potential conflicts, they cannot possibly be written broadly enough to cover all potential situations and, in this regard, GAM&PB employees are expected to adhere not only to the letter but also to the spirit of the policies.

In addition to furthering the principles set forth above, the policies which follow are intended to constitute a code of ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940 for GAM8PB entities, which provide investment advice to registered investment companies. Because of the similarities of bank collective investment funds and offshore mutual funds to registered investment companies, these policies also apply to GAM&PB entities which provide investment advice to these other B types of funds. Accordingly, for purposes of this Addendum, the term "fund" shall refer to any registered investment company, bank collective investment fund or offshore mutual fund for which a GAM&PB entity provides investment advisory services. 1. Prohibited Transactions and Exemptions a) Prohibited Transactions Many of the prohibitions which follow refer to the "purchase or sale of a security." The prohibitions apply to purchases or sales for employee or employee-related accounts. In addition, the purchase or sale of a security would include the purchase or sale of equivalent securities, such as the writing of an option to purchase or sell a security.

In the descriptions that follow, please note that all portfolio managers are also within the category of investment personnel and all investment personnel are also within the category of access persons.

Because of the different roles played by GAM&PB employees and the varying potential for conflict with GAM&PB-advised funds, different requirements apply to different categories of GAM&PB employees, depending upon their degree of involvement with advising funds. Some of the prohibitions which follow apply to persons who have knowledge of certain facts or circumstances. Determinations as to whether a person has acted with knowledge of relevant facts or circumstances are in the sole discretion of Corporate Compliance. In general, the more closely persons are involved in the investment process for funds, the more likely such persons will be presumed to have knowledge of the facts or circumstances described in the prohibitions.

GAM&PB Compliance, in conjunction with Corporate Compliance, will periodically advise employees if they are considered to be within the categories of portfolio managers, investment personnel or access persons. If you are unsure of the category that applies to you, contact your supervisor, GAM&PB Compliance or Corporate Compliance.

o        All GAM&PB Employees

The following prohibitions apply to all GAM&PB employees. For purposes of this Addendum, the term "employee" is deemed to include all directors of GAM&PB entities, except as may be otherwise determined by Corporate Compliance.

- GAM&-PB employees may not knowingly purchase or sell securities for which there is an open order by any fund at a trading desk.

- To avoid the appearance of impropriety and to ensure that personnel do not take inappropriate advantage of their positions, GAM&PB employees should not knowingly purchase or sell any security that is either being actively considered for purchase or sale by a fund or is being actively considered for recommendation for purchase or sale by a fund.

- GAM&PB employees may not knowingly purchase or sell securities for seven calendar days after such securities have been added to or deleted from an approved list or any change in recommendation has been made, such as from "buy" to "hold."

- GAM&PB employees may not receive any gift or other item of more than de minimis value from, or on behalf of, any person or entity that does business with, or on behalf of, a fund. Please refer to Chase's Code of Conduct.

- GAM&PB employees may not serve on the board of directors of a publicly traded company without prior authorization. Please refer to Chase's Code of Conduct.

o        Access Persons

In addition to each of the above conditions, the following conditions apply only to "access persons." Access persons are employees who make, participate in or have access to information concerning the purchase or sale, or recommendations concerning the purchase or sale, of securities for a fund. This category includes portfolio managers, investment personnel and certain operations and support staff, and may also include client account officers and other GAM&PB or Chase personnel. In general, employees who have, or are likely to have, access to lists of recommended securities or information regarding pending trades for a fund, will be considered access persons. Except as otherwise may be determined by Corporate Compliance, this category includes all directors of GAM&PB entities which act as advisors to a fund. - Access persons playing a part in the consideration of any securities transaction for a fund are required to disclose to their immediate supervisors their interest, if any, in such securities or the issuer of such securities, including without limitation: o Their direct or indirect beneficial ownership of any securities of the issuer;

o Any transaction they contemplate in such securities;

o Any position they have with such issuer or its affiliate; or

o Any preset or proposed material business relationship between them, or any party in which they have a significant interest, and the issuer or its affiliates.

o        Investment Personnel

In addition to each of the above conditions, the following conditions apply only to "investment personnel." Investment personnel include portfolio managers as well as securities analysts, traders and other GAM&PB employees who provide information and/or advice to portfolio managers or who help execute portfolio managers' decisions concerning securities for a fund.

- Investment personnel may not profit from the purchase and sale, or sale and purchase, of a security within 60 calendar days.

- Investment personnel may not purchase securities in an initial public offering.

- In circumstances involving investment personnel who have acquired an issuer's securities in a private securities transaction, a fund's decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer. In cases in which a fund's decision is made by a committee of investment personnel which includes personnel with no personal interest in the issuer, an investment decision by the committee will be deemed to satisfy the foregoing requirement, if members of the committee with a personal interest in the issuer disclose such interest to the committee.

o        Portfolio Managers

In addition to each of the stated previously conditions, the following conditions apply only to "portfolio managers." Portfolio managers are any employees having direct responsibility and authority to make investment decisions affecting a fund. - Portfolio managers may not purchase or sell a security within seven calendar days before or after a fund, that he or she manages, trades in that security.

b)       Exemptions

The restrictions stated previously shall not apply to: o The following types of securities:

- U.S. Government and Government Agency Securities

- Bank Certificates of Deposits

- Open-End Mutual Funds (Note, however, that purchases and sales of open-end modiversified mutual funds and closed-end funds must be precleared and reported as described below.)

o Accounts managed by a third party such as a trustee, investment advisor or money manager, where the GAM&PB employee has no direct or indirect influence or control.

o Purchases made under the Chase Employee Stock Purchase Plan, Savings Incentive Plan and Dividend Reinvestment Plan.

o Purchases of securities under any other dividend reinvestment plan which do not include additional cash purchases.

o Purchases effected upon the exercise of rights granted by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired.

o With respect to the prohibition on investment personnel profiting from trading in a security within a 60-calendar-day period, any purchase or sale for which Corporate Compliance determines that no abuse is involved and that the equities of the situation strongly support such an exemption.

o  Any  other   transactions  or  categories  of  transactions  which  Corporate
Compliance may from time to time approve.

2.        Prior Approval of Personal Transactions

a)       All GAM&PB Employees

GAM&PB employees who wish to make personal investments in private securities transactions must request prior approval. (Please refer to the Trading and Investment Guidelines.) It shall be the responsibility of each GAM&PB employee to report to Corporate Compliance all such transactions upon their consummation so that a current record of such transactions can be maintained.

b)       Access Persons

Access persons must obtain approval from Corporate Compliance at (800) 301-8003, prior to entering into any personal securities transactions other than those permitted under the exemptions listed immediately above.

Preapproval of a trade (other than a private securities transaction) shall be in effect only for the day on which preapproval is made. However, it is understood that a preapproval expires upon an employee becoming aware of facts or circumstances that would prevent a proposed trade from being preapproved, were such facts or circumstances known to Corporate Compliance.

Access persons must certify to Corporate Compliance, at the time prior approval is sought, that they have read this Addendum Policy and believe that the transaction complies with its provisions. In addition, access persons must provide to Corporate Compliance a description of any factors potentially relevant to a conflict of interest analysis, at the time preapproval is sought, including the existence of any substantial economic relationship between the transaction and securities held, or to be acquired, by a fund.

3.       Reporting and Monitoring of Personal Investments
a)       All GAM&PB Employees

GAM&PB employees must report investments in any employee or employee-related accounts to Corporate Compliance.

Please refer to the Monitoring Procedures for the required reporting procedures. All Private Bank employees are also exempt from reporting U.S. Government and Government Agency Securities.

GAM&PB employees will be required to certify periodically that they have read and understand the Trading and Investment Guidelines (including the Monitoring Procedures) and this Addendum Policy and have complied with the requirements of such policies. Forms for this purpose will be provided by GAM&PB Compliance in conjunction with Corporate Compliance.

b)       Investment Personnel

In addition to the above, all investment personnel must disclose all personal securities holdings upon commencement of employment and will be required to disclose all such holdings periodically by furnishing to Corporate Compliance a list of their employee or employee-related accounts maintained at brokerage firms, including the names of the firms and account numbers; and a listing of all other securities held outside such accounts. Forms for this purpose will be provided by GAM&PB Compliance in conjunction with Corporate Compliance.

4.  Noncompliance

Upon discovering a violation of this Addendum Policy, GAM&PB may impose any sanctions it deems appropriate, including a letter of censure, suspension or termination of the employment of the violator.

Any trade made in violation of the prohibitions set forth under the Prohibited Transactions section of this Addendum Policy must be unwound or, if that is impractical, any profits realized on trades made in violation of these prohibitions must be disgorged in accordance with procedures established by Corporate Compliance.


OTHER POTENTIAL
CONFLICTS OF
INTEREST

o The purchase of any security by Chase for any discretionary trust or investment account is prohibited. Any security such retention is in the best issued by Chase, which is already in a discretionary trust or interests of the trust or investment account at the time account and after full such account is accepted by disclosure to, and receipt of GAM&PB, may be retained only if the written consent of, the beneficiary/owner of the account, with a copy of such consent being sent to the responsible senior executive in the relevant unit. In the absence of such consent, the retention in a discretionary trust or investment account of any security issued by Chase is prohibited, and any such security should be disposed of promptly or otherwise in a manner and time frame approved in advance and in writing by the responsible senior executive in the relevant unit.

o Buying or selling securities on a discretionary basis through or from any affiliated broker, such as Brown & Company, Chase Investment Services Corp., or Chase Securities Inc., is generally prohibited for accounts holding ERISA assets. However, there may be limited exemptions from this prohibition for certain ERISA plans. Please contact the Legal Department to discuss any exceptions.

For all accounts, buying or selling securities on a nondiscretionary basis may be handled by an affiliated broker, if customer authorization has been obtained and is clearly documented.

o Employees may not purchase any asset from a trust or estate account, including tangible personal property, such as automobiles, jewelry or artwork.

o Employees may not accept any personal fiduciary appointments, except appointments by family members and close, nonbusiness, personal friends. In this context, a "personal fiduciary" is defined as a person who has undertaken to act primarily for another's benefit, such as a trustee, executor, attorney-in-fact or guardian. Questions concerning fiduciary appointment may be raised with the Legal Department.

oThe Banking Act of 1933 (commonly known as the Glass-Steagall Act) prohibits banks from underwriting or dealing in certain ineligible securities. In accordance with Section 20 of the Glass-Steagall Act, the Federal Reserve Board has allowed Chase Securities Inc. to underwrite and deal in certain ineligible securities subject to specified firewalls. To address such firewalls, policies have been adopted for both credit and noncredit (fiduciary) areas within GAM&PB. These departments are responsible for ensuring that these policies are followed. Guidance can be obtained from GAM&PB Compliance, CSI Compliance or the Legal Department.

Questions   regarding  this  Addendum   Policy  should  be  directed  to  GAM&PB
Compliance.


                               BISYS FUND SERVICES
                                 CODE OF ETHICS



I.       INTRODUCTION

         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and associates (hereinafter referred to as "Covered Persons") of the BISYS Fund Services companies listed on Exhibit A hereto (hereinafter collectively referred to as "BISYS").

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for BISYS companies operating as a principal underwriter of a registered investment company (hereinafter referred to individually as a "Fund" or collectively as the "Funds"), or any affiliated person of such principal underwriter, in connection with the purchase or sale by such person of a security "held or to be acquired"1 by any Fund:

(1) to employ any device, scheme or artifice to defraud the Fund;
(2) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or
(4) to engage in any manipulative practice with respect to the Fund.

         Any violation of this provision by a Covered Person shall be deemed to be a violation of this Code.

II.      RISKS OF NON-COMPLIANCE

Any violation of this Code may result in the imposition by BISYS of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with BISYS. In addition, in some cases (e.g., the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.

1 A security "held or to be acquired" is defined under Rule 17j-1(a)(10) as any Covered Security which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund. "Covered Securities", as defined under Rule 17j-1(a)(4), do not include: (i) securities issued by the United State Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of open-end investment companies; (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.


III.     ETHICAL STANDARDS

The foundation of this Code consists of basic standards of conduct, including, but not limited to, the avoidance of conflicts between personal interests and interests of BISYS or its Fund clients. To this end, Covered Persons should understand and adhere to the following ethical standards:

(a) The duty at all times to place the interests of Fund shareholders first;

This duty requires that all Covered Persons avoid serving their own personal interests ahead of the interests of shareholders of any Fund for which BISYS serves as the administrator, distributor, transfer or fund accountant.

(b) The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential conflict of interest or any abuse of such Covered Person's position of trust and responsibility; and

Covered Persons should study this Code and ensure that they understand its requirements. Covered Persons should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

(c) The duty to ensure that Covered Persons do not take inappropriate advantage of their position with BISYS.

Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with BISYS. Covered Persons should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with BISYS or the Funds.)

A "personal securities transaction" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have "beneficial ownership."2 This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the Covered Person's household, or accounts in which the Covered Person has discretionary investment control.

2 "Beneficial ownership" of a security is defined under Rule 16-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.


IV.      RESTRICTIONS AND PROCEDURES

This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons who are listed on Exhibit B hereto (hereinafter referred to as "Access Persons")3.

A.       Restrictions and Procedures for all Covered Persons:

1.       Prohibition Against Use of Material Inside Information

Covered Persons may have access to information about the Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Fund portfolios, information concerning certain underwritings of broker/dealers affiliated with a Fund that may be deemed to be "material inside information", and information which involves a merger or acquisition that has not been disclosed to the public.

"Material inside information" is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company's securities.

Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

2.       Initial and Annual Certifications

Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually following the end of the calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Exhibit C hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the Covered Person must certify annually that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code Compliance Officer will circulate the Annual Certifications and Holdings Reports for completion following the end of each calendar year.

An "Access Person" is defined under Rule 17j-1(a)(1)(ii) to include any director, officer or general partner of a principal underwriter for a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of securities for such Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities. This Code has included BISYS associates that are not directors, officers or general partners of any BISYS Fund Services company but would otherwise be deemed Access Persons for purposes of this Code.

B.       Restrictions and Reporting Requirements for all Access Persons

Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

1.       Initial and Annual Holdings Reports

All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Exhibit D hereto, with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis following the end of the calendar year in accordance with Procedures established by the Code Compliance Officer.

2.       Transaction/New Account Reports

All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit E hereto, with the Code Compliance Officer within ten (10) days after (I) opening an account with a broker, dealer or bank in which Covered Securities are held; or (ii) entering into any personal securities transaction in which an Access Person has any direct or indirect beneficial ownership. Personal securities transactions are those involving an Covered Security in which the person has, or by reason of such personal securities transaction acquires, any direct or indirect, "beneficial ownership."

3.       Confirmations and Statements

In order to provide BISYS with information to determine whether the provisions of this Code are being observed, each Access Person shall direct his/her broker, dealer or bank to supply to the Code Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of monthly statements for all Covered Securities accounts. The confirmations should match the Transaction/New Account Reports. These confirmations and statements should be mailed, on a confidential basis, to the Code Compliance Officer at the following address:

                          ATTN: Code Compliance Officer
                           Regulatory Services
                           BISYS Fund Services
                          3435 Stelzer Road, Suite 1000
                            Columbus, Ohio 43219-8001

C.       Review of Reports and Assessment of Code Adequacy:

The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the "Reports") with the records of BISYS. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with Procedures designed to prevent Access Persons from violating this Code:

(a) whether any personal securities transaction evidences an apparent violation of this Code; and (b) whether any apparent violation of the reporting requirements has occurred pursuant to Section B above.

Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the General Counsel of BISYS Fund Services who shall determine what sanctions, if any, should be recommended to be taken by BISYS. The Code Compliance Officer shall prepare quarterly reports to be presented to the Fund Boards of Directors/Trustees with respect to any material trading violations under this Code.

This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. BISYS shall review the adequacy of the Code and the operation of its related Procedures at least once each year.

V.       REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

BISYS shall submit the following reports to the Board of Directors/Trustees for each Fund for which it serves as principal underwriter:

A.       BISYS Fund Services Code of Ethics

A copy of this Code shall be submitted to the Board of each Fund no later than September 1, 2000 or for new Fund clients, prior to BISYS commencing operations as principal underwriter, for review and approval. Thereafter, all material changes to this Code shall be submitted to the each Board for review and approval not later than six (6) months following the date of implementation of such material changes.

B.       Annual Certification of Adequacy

The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund detailing the following:

1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

2. A Certification to Fund Boards, in the form of Exhibit F hereto, that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violation this Code.


                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT A

The following companies are subject to the BISYS Fund Services Code of Ethics1:

Barr Rosenberg Funds Distributor, Inc.
BISYS Fund Services, Inc.
BISYS Fund Services Limited Partnership
BISYS Fund Services Ohio, Inc.
BNY Hamilton Distributors, Inc.
CFD Fund Distributors, Inc.
Centura Funds Distributor, Inc.
Concord Financial Group, Inc.
Kent Funds Distributors, Inc.
Evergreen Distributor, Inc.
IBJ Funds Distributor, Inc.
Mentor Distributors, LLC
The One Group Services Company
Performance Funds Distributor, Inc.
VISTA Fund Distributors, Inc.







-------------
1 The companies listed on this Exhibit A may be amended from time to time, as required.

As of January 11, 2000


                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT B


The following Covered Persons are considered Access Persons under the BISYS Fund Services Code of Ethics1:

Client Services - all associates
CFD Fund Distributors, Inc. - all directors, officer and employees Directors/Officers of each BISYS entity listed on Exhibit A that met the statutory definition of Access Person under Rule 17j-1 Financial Services (Fund Accounting and Financial Administration) - all associates Fund Administration - all associates Information Systems - all associates Legal Services - all paralegals and attorneys The One Group Services Company - all directors, officers and employees Tax Services - all associates VISTA Fund Distributors, Inc. - all officers, directors and employees All wholesalers and telewholesalers employed by the BISYS companies listed on Exhibit A







-------------
1 The Access Persons listed on this Exhibit B may be amended from time to time, as required.

As of January 11, 2000


                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT C



         I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Fund Services Code of Ethics. I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

         If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and Annual Holdings Report. I further certify that I will direct or have directed each broker, dealer or bank with whom I have an account or accounts to send to the BISYS Code Compliance Officer duplicate copies of all confirmations and statements relating to my account(s).

-----------------------
Print or Type Name

-----------------------
Signature

-----------------------
Date



BISYS FUND SERVICES CODE OF ETHICS EXHIBIT D


                       INITIAL AND ANNUAL HOLDINGS REPORT

Name and Address of                                                             If New Account,
Broker, Dealer or Bank(s)                   Account Number                      Date Established

---------------------                       -----------------------             --------------

---------------------                       -----------------------             --------------

---------------------                       -----------------------             --------------

---------------------                       -----------------------             --------------

---------------------                       -----------------------             --------------

---------------------                       -----------------------             --------------

---------------------                       -----------------------             --------------

---------------------                       -----------------------             --------------

Attached are the Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report.

------------------------
Print or Type Name

------------------------
Signature

------------------------
Date


Security Description                Number of Covered Securities/      Principal Amount
(Symbol/CUSIP)                      Shares Held

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------

-------------------                 --------------------------         -----------------



       BISYS FUND SERVICES CODE OF ETHICS - TRANSACTION/NEW ACCOUNT REPORT
                                    EXHIBIT E

I hereby certify that the Covered Securities described below (or attached hereto in the annual statement from my broker, dealer or bank) were purchased or sold on the date(s) indicated. Such Covered Securities were purchase or sold in reliance upon public information lawfully obtained by me through independent research. I have also listed below the account number(s) for any new account(s) opened in which Covered Securities are held. My decision to enter into any personal securities transaction(s) was not based upon information obtained as a result of my affiliation with BISYS.

COVERED SECURITIES PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security        Trade  Number of  Per Share  Principal Interest  Maturity  Name of                 Bought (B)
Description     Date    Shares    Price       Amount   Rate       Rate     Broker, Dealer          or Sold (S)
(Symbol/                                       (If     (If                 (and Account Number and
CUSIP)                                     Applicable) Applicable)         Date Established, If New)

-------         -----  --------   -------   --------   -----     -------    ------------            ---------

-------         -----  --------   -------   --------   -----     -------    ------------            ---------

-------         -----  --------   -------   --------   -----     -------    ------------            ---------

-------         -----  --------   -------   --------   -----     -------    ------------            ---------

-------         -----  --------   -------   --------   -----     -------    ------------            ---------

-------         -----  --------   -------   --------   -----     -------    ------------            ---------



         This Transaction/New Account Report is not an admission that you have had any direct or indirect beneficial ownership in the Covered Securities listed above.

-----------------
Print or Type Name

-----------------                               ---------------------
Signature                                               Date



                               BISYS FUND SERVICES
                                 CODE OF ETHICS

                     CERTIFICATION TO THE CHASE VISTA FUNDS
                                BOARD OF TRUSTEES

BISYS Fund Services ("BISYS") requires that all directors, officers and associates of BISYS ("Covered Persons") certify that they have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Code of Ethics (the "Code"). If such Covered Persons are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports, to the Code Compliance Officer, listing all personal securities transactions in Covered
Securities for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer who compares them to the required Transaction/New Account Reports. Additionally, the Code Compliance Officer undertakes a quarterly review of all Access Person's personal securities transactions against the Fund's Investment Adviser for all such Funds that BISYS serves as principal underwriter.

The undersigned hereby certifies that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating BISYS' Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.


----------------------------                             ----------------
Kathleen McGinnis                                             Date
Code Compliance Officer
BISYS Fund Services